As filed with the Securities and Exchange Commission on May 15, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCERA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-1192270 (I.R.S. Employer Identification Number)

525 University Avenue, Suite 610
Palo Alto, California 94301
(650) 475-0158
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Linda S. Grais M.D.
President and Chief Executive Officer
Ocera Therapeutics, Inc.
525 University Avenue, Suite 610
Palo Alto, California 94301
(650) 475-0158
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Mitchell S. Bloom

Daniel Lang

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	(2)	(2)
Preferred Stock, par value $0.00001 per share	(2)	(2)
Warrants	(2)	(2)
Debt Securities	(2)	(2)
Units(3)	(2)	(2)
Total	$150,000,000	$17,430	(1)

(1)                                An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.  As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes a total of $63,300,003 of unsold securities that had been previously registered and for which the registration fee had been previously paid.

(2)                                The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3)                                Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities and warrants.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $63,300,003 of unsold common stock, preferred stock, debt securities, warrants and units previously registered on the Registration Statement on Form S-3 (Registration No. 333-181215) of Tranzyme, Inc., of which Ocera Therapeutics, Inc. is the successor registrant, which we refer to as the “Prior Registration Statement.” In connection with the registration of such unsold securities on the Prior Registration Statement, Tranzyme, Inc. paid registration fees of $7,254, which will continue to be applied to such unsold securities.

Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

·            a base prospectus which covers the offering, issuance and sale by us of up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

·            a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering amount of $25,000,000 of our common stock that may be issued and sold under a sales agreement with Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $25,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated May 15, 2015

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units.  Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on The NASDAQ Global Market under the symbol “OCRX.”  On May 13, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $3.82 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 8 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $150,000,000.  This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.  Our business, financial condition, results of operating and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We post on our public website (www.ocerainc.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You can find, copy and inspect information we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contained more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

·                  our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 13, 2015;

·                  our Quarterly Report on Form 10-Q for the quarter period ended March 31, 2015, filed on May 7, 2015;

·                  our Proxy Statement on Schedule 14A filed with the SEC on April 24, 2015;

·                  our Current Reports on Form 8-K filed on February 18, 2015, April 1, 2015, April 24, 2015 and May 4, 2015; and

·                  the description of our common stock contained in the Registration Statement on Form 8-A filed on April 1, 2011, and any further amendment or report filed thereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement.  Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:  Ocera Therapeutics, Inc., 525 University Avenue, Suite 610, Palo Alto, California 94301, or calling (650) 475-0158.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to:

·                  our expectations related to the use of proceeds from this offering;

·                  the timing, design, implementation and success of our clinical trials for OCR-002;

·                  our ability to enroll patients, and the timing of enrollment, in our Phase 2b clinical trial of OCR-002;

·                  our ability to obtain U.S. and foreign regulatory approval for OCR-002 and the ability of OCR-002 to meet existing or future regulatory standards;

·                  the progress, timing and amount of expenses associated with our research, development and commercialization activities for OCR-002;

·                  our expectations regarding federal, state and foreign regulatory requirements;

·                  the therapeutic benefits, effectiveness and safety of OCR-002;

·                  the accuracy of our estimates of the size and characteristics of the markets that may be addressed by OCR-002;

·                  our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

·                  our intention to seek, and our ability to establish strategic collaborations or partnerships for the development or sale of OCR-002 and the effectiveness of such collaborations or partnerships;

·                  our expectations as to future financial performance, cash and expense levels and liquidity sources;

and other risks and uncertainties referenced under “Risk Factors” below and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein. You should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated herein or therein that include forward-looking statements.

SUMMARY

This summary highlights selected information contained in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading “Risk Factors” in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Ocera,” “we,” “us,” “our,” the “company” or similar designations refer to Ocera Therapeutics, Inc. and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities. This prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Our Company

Overview

We are a clinical-stage biopharmaceutical company focused on acute and chronic orphan liver diseases. Our initial focus is on the development and commercialization of a clinical candidate, OCR-002, for the treatment of hepatic encephalopathy, or HE. HE is a serious complication of liver cirrhosis, or liver failure, marked by mental changes including confusion, impaired motor skills, disorientation in time and space, and, in its more severe form, stupor, coma and even death. Although the exact cause of HE is not completely understood, there is growing evidence that elevated ammonia is a primary driver of HE, and that lowering ammonia may be beneficial to patients suffering from HE. Common causes of liver malfunction leading to elevated ammonia levels and HE include alcoholism, viral hepatitis and auto-immune diseases, nonalcoholic steatohepatitis, or NASH, as well as obesity, Type II diabetes, and acetaminophen overdose.

OCR-002 is a novel molecule, ornithine phenylacetate, which functions as an ammonia scavenger. In pre-clinical studies, OCR-002 significantly reduced arterial ammonia in an animal model of chronic liver disease and significantly reduced arterial ammonia, brain ammonia and intracranial pressure in a second animal model of acute liver failure. In 2012, we completed a Phase 1 pharmacokinetic and safety clinical trial of the intravenous form of OCR-002. A Phase 2a investigator-sponsored study in Spain tested OCR-002 in patients with upper gastrointestinal bleeding associated with liver cirrhosis. These patients tend to have elevated ammonia levels because they swallow blood, which produces more ammonia as it is digested. In the first part of this study, a 10-patient open label safety cohort, OCR-002 was shown to lower ammonia when administered as a continuous intravenous infusion of up to 10 grams per 24 hours. In February 2015, we announced the preliminary topline results of the second part of this study, which was a randomized, placebo-controlled cohort of 38 patients. The data showed that OCR-002 lowered ammonia by 19.6% over the first 12 hours, compared to 3.2% over the first 12 hours in the placebo group, but this difference did not reach statistical significance. A statistically significant difference in urinary excretion of ammonia, as measured by phenylacetylglutamine, or PAGN, the key ammonia elimination pathway for OCR-002, was observed and OCR-002 demonstrated a favorable safety profile and appeared to be well tolerated.

We are currently conducting a randomized, placebo-controlled double blind Phase 2b clinical trial to evaluate the safety and efficacy of intravenous administration of OCR-002 in reducing the severity of HE symptoms among hospitalized HE patients. In March 2015, an independent data monitoring committee, or DMC, conducted an interim analysis, reporting that the trial was not futile and that no drug related safety signals were observed. In addition, the DMC recommended that we continue the study and increase target enrollment from 140 patients to approximately 230 patients.  As a result of the DMC’s recommendation, we expect to complete trial enrollment in the second half of 2016. This expectation is based on an assumption that we continue to enroll at least 10 patients per month, which we have averaged in the first four months of 2015.  In addition, there is an investigator-sponsored Phase 2a clinical trial being conducted by the National Institute of Health, or NIH, to evaluate the safety of OCR-002 in patients with hyperammonemia and HE due to acute liver failure or injury.

We are also developing an oral form of OCR-002 with the goal to provide continuity of care for HE patients, where the intravenous form would be used for hospital-based acute care and the oral form for chronic maintenance care post discharge. We have conducted in vitro and in vivo formulation studies of several prototypes of an orally deliverable form of OCR-002.  We currently plan to initiate a Phase 1 clinical trial in the second half of 2015.

Our strategy is to focus clinical development activities on the intravenous form of OCR-002 to treat acute HE in hospitalized patients and on the oral form of OCR-002, which will be directed to chronic care of HE patients.  Based on third party analysis of Healthcare Cost and Utilization Project, or HCUP, and Medicare data, we estimate that there are approximately 120,000 patients with 175,000 hospitalizations for HE in the United States annually, and that this population is growing by about 5% per year.  Additional third-party data from Centers for Medicare and Medicaid Services (CMS) indicate that approximately 60% of patients suffering from HE are hospitalized for over five days. Utilizing this incidence data and a combination of third-party information and market research commissioned by us regarding pricing, we believe the combined annual market potential for intravenous and oral OCR-002 is approximately $1.5 billion in the United States alone.  If intravenous OCR-002 is able to reduce the duration of patient stays in hospital intensive care units, we believe it has an annual market potential of up to approximately $600 million and if the oral formulation can reduce the frequency of acute HE episodes, we believe it has an annual market potential of up to approximately $900 million. However, if any of our assumptions or estimates are incorrect, the actual annual market potential could be smaller.

OCR-002 has been granted orphan drug designation and Fast Track status by the U.S. Food and Drug Administration, or FDA, for the treatment of hyperammonemia and resultant HE in patients with acute liver failure and acute-on-chronic liver disease. Orphan drug designation is given to a drug candidate intended to treat a rare disease or condition that affects fewer than 200,000 individuals in the United States. OCR-002 has also been granted orphan drug designation in the European Union for the treatment of acute liver failure. Fast Track designation is available for certain new drug products if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. Fast Track designation does not change the standards for approval but may expedite the development or approval process.

In December 2008, we licensed rights to OCR-002 from UCL Business PLC, an entity affiliated with the University College London, or UCL, for the exclusive worldwide rights to develop and commercialize OCR-002 and related technologies for any use. The agreement was amended in July 2011 and February 2013. As consideration for the license, we paid an up-front fee of $1.0 million.  We may be required to make future milestone payments to UCL totaling up to $20.0 million upon the achievement of various milestones related to clinical and regulatory events for OCR-002. We may also be required to pay milestone payments totaling up to $35.0 million upon the achievement of various milestones related to future net sales of OCR-002. We are also obligated to pay tiered royalties in the low to mid-single digits on future net sales of the licensed product candidate.

We are building intellectual property protection of OCR-002. We have exclusively licensed from UCL one patent and one patent application in the United States, and fifteen patents and six pending patent applications in foreign jurisdictions (including granted patents in Europe, Japan, China and several other countries), related to OCR-002 composition-of-matter or use in the treatment of HE, all of which expire in 2025. In addition, we exclusively own three patents and one pending patent application in the United States, and five patents and fourteen pending patent applications in foreign jurisdictions (including a granted patent in China), that include specific drug substance patent claims, all of which expire in 2030.  We also co-own with UCL and have exclusively licensed from UCL one pending application in the United States, and five patents and fifteen pending applications in foreign jurisdictions (including granted patents in Europe and China), that include claims related to the use of OCR-002 for the treatment of portal hypertension, all of which expire in 2030.  We also hold exclusive rights to one patent and one pending application in the United States, and fifteen pending applications in foreign jurisdictions, for the manufacture of OCR-002, all of which expire in 2031.

We are developing OCR-002 and retain global rights to commercialization for both the intravenous and oral forms of the drug. We may seek partners to help us develop OCR-002, including the potential to partner product commercialization rights.

Corporate Information

We were incorporated under the laws of the State of Delaware in January 1998.  On July 15, 2013, Tranzyme, Inc., or Tranzyme, completed its merger, or the Merger, with Ocera Therapeutics, Inc., a privately held Delaware corporation, or Private Ocera, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, or the Merger Agreement, dated as of April 23, 2013, by and among Tranzyme, Private Ocera and Terrapin Acquisition, Inc., a wholly-owned subsidiary of Tranzyme, or

Merger Subsidiary. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Private Ocera, with Private Ocera surviving the merger as a wholly-owned subsidiary of the combined company. In connection with the Merger, Private Ocera changed its name to Ocera Subsidiary, Inc. and the combined company changed its name from Tranzyme, Inc. to Ocera Therapeutics, Inc. Immediately prior to the Merger and in connection therewith, we effected a 12-for-1 reverse stock split of our common stock.

Our principal executive office is located at 525 University Avenue, Suite 610, Palo Alto, California, 94301, and our telephone number is (650) 475-0158. Our website address is www.ocerainc.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, either individually or in units, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

·         the names of those agents or underwriters;

·         applicable fees, discounts and commissions to be paid to them;

·         details regarding over-allotment options, if any; and

·         the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the assets available for distribution, subject to the satisfaction of any preference granted to the holders of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences,privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

We may evidence each series of debt securities by indentures we will issue. Debt securities may be issued under an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 13, 2015, which are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities or preference securities in the future.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for general corporate purposes, including research and product development, such as funding our clinical development of OCR-002, moving our intravenous and oral formulations of OCR-002 towards commercialization, or the possible acquisition or licensing of new product candidates or technology which could result in other product candidates.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering, the status of our product development and clinical trial efforts, regulatory approvals, competition, marketing and sales activities and the market acceptance of any products introduced by us. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

We will be required to raise substantial additional capital to continue to fund the clinical development and commercialization of OCR-002. We may raise additional capital through additional public or private financings, as well as collaborative relationships, incurring debt and other available sources.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers securities in an offering under this prospectus:

·            the net tangible book value per share of our equity securities before and after the offering;

·            the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

·            the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

·            through underwriters for resale to the public or investors;

·            transactions on The NASDAQ Global Market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

·            in the over-the-counter market;

·            in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

·            in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

·            in connection with short sales of the shares;

·            by pledge to secure debt and other obligations;

·            through the writing of options, whether the options are listed on an options exchange or otherwise;

·            in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

·            through a combination of any of the above transactions; or

·            any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

·            the name or names of any agents, dealers, underwriters or investors who purchase the securities;

·            the purchase price of the securities being offered and the proceeds we will receive from the sale;

·            the amount of any compensation, discounts commissions or fees to be received by the underwriters, dealer or agents;

·            any over-allotment options under which underwriters may purchase additional securities from us;

·            any discounts or concessions allowed or reallowed or paid to dealers;

·            any securities exchanges on which such securities may be listed;

·            the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

·            the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered to this prospectus.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Charter and our Amended and Restated By-Laws, as may be amended, or the By-Laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We refer in this section to our Charter as our certificate of incorporation, and we refer to our By-Laws as our by-laws. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share, and 5,000,000 shares of preferred stock, $0.00001 par value per share. As of April 30, 2015, we had 19,747,362 shares of common stock outstanding and no shares of preferred stock outstanding

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. We do not have a classified board of directors and shareholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described below in “Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law,” a majority vote of common stockholders is generally required to take action under our certificate of incorporation and by-laws.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “OCRX.” On May 13, 2015, the last reported sale price for our common stock on The NASDAQ Global Market was $3.82 per share. As of May 13, 2015, we had 71 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

Our Board is authorized to issue up to 5,000,000 shares of preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

·            dividend rights,

·            dividend rates,

·            conversion rights,

·            voting rights,

·            terms of redemption, and

·            liquidation preferences.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

·            the title and stated value;

·            the number of shares authorized;

·            the liquidation preference per share;

·            the purchase price;

·            the dividend rate, period and payment date, and method of calculation for dividends;

·            whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

·            the procedures for any auction and remarketing, if any;

·            the provisions for a sinking fund, if any;

·            the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

·            any listing of the preferred stock on any securities exchange or market;

·            whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

·            whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

·            voting rights, if any, of the preferred stock;

·            preemptive rights, if any;

·            restrictions on transfer, sale or other assignment, if any;

·            whether interests in the preferred stock will be represented by depositary shares;

·            a discussion of any material United States federal income tax considerations applicable to the preferred stock;

·            the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

·            any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

·            any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law

Certain provisions of the Delaware General Corporation Law and of our certificate of incorporation and by-laws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Provisions of our Certificate of Incorporation and By-Laws

Our certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies.    Our certificate of incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No Written Consent of Stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders.    Our by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our by-laws.

Amendment to Certificate of Incorporation and By-Laws.    As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and, if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class. The amendment of the provisions in our certificate of incorporation relating to stockholder action, directors, the authority of our board of directors to issue preferred stock, limitation of liability and the amendment of our certificate of incorporation must be approved by not less than 75% of the outstanding shares of our capital stock entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws, and may also be amended by the affirmative vote of at least 75% of the outstanding shares of our capital stock entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the time of determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

·            before the time the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

·            upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

·            at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

DESCRIPTION OF OUR DEBT SECURITIES

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

·            do not limit the amount of debt securities that we may issue;

·            allow us to issue debt securities in one or more series;

·            do not require us to issue all of the debt securities of a series at the same time;

·            allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

·            provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

·            the title of the debt securities and whether they are senior or subordinated;

·            the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

·            the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of Ocera or the method by which any such portion shall be determined;

·            if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of Ocera received on conversion;

·            the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

·            the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

·            the date or dates, or the method for determining the date or dates, from which interest will accrue;

·            the dates on which interest will be payable;

·            the record dates for interest payment dates, or the method by which such dates will be determine;

·            the persons to whom interest will be payable;

·            the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

·            any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

·            the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

·            where the debt securities may be surrendered for registration of transfer or conversion or exchange;

·            where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

·            the times, prices and other terms and conditions upon which we may redeem the debt securities;

·            any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

·            the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

·            whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

·            whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

·            whether the debt securities will be in registered form, bearer form or both and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

·            any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

·            whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

·            the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

·            the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

·            the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

·            whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

·            whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of Ocera, as the case may be, including the conversion price or rate and the manner or calculation thereof;

·            the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

·            any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

·            if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

·            the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

·            any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

·            applicable CUSIP numbers; and

·            any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Our governing instruments do not define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

·            exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

·            surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

·            issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

·            register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

·            issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

·            either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

·            after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

·            an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence.  Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims.  The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information.  The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants.  The applicable prospectus supplement will set forth any additional covenants of Ocera relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

·            default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

·            default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

·            default in making any sinking fund payment as required for any debt security of such series for five business days;

·            default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by Ocera continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

·            a default under any bond, debenture, note, mortgage, indenture or instrument:

(i)  having an aggregate principal amount of at least $30,000,000; or

(ii)  under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

·            bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ocera or any significant subsidiary of Ocera; and

·            any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

·            we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

·            all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

·            in the payment of the principal, any premium or make-whole amount, or interest;

·            in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

·            in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

·            is in conflict with any law or the applicable indenture;

·            may involve the trustee in personal liability; or

·            may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

·            change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

·            reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

·            reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

·            change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

·            impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

·            reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

·            modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

·            to evidence the succession of another person to us as obligor under such indenture;

·            to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

·            to add events of default for the benefit of the holders of all or any series of debt securities;

·            to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

·            to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

·            to secure the debt securities;

·            to establish the form or terms of debt securities of any series;

·            to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

·            to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

·            to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

·            the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

·            the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

·            the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

·            debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

·            there shall be no minimum quorum requirement for such meeting; and

·            the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Ocera and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

·            either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

·            we have paid or caused to be paid all other sums payable; and

·            an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

·            to defease and be discharged from any and all obligations with respect to such debt securities; or

·            to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

·            direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

·            obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

·            a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

·            the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

·            any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of Ocera will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of Ocera, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

·            the offering price and aggregate number of warrants offered;

·            the currency for which the warrants may be purchased;

·            if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

·            if applicable, the date on and after which the warrants and the related securities will be separately transferable;

·            in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

·            in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

·            the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

·            the terms of any rights to redeem or call the warrants;

·            any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

·            the periods during which, and places at which, the warrants are exercisable;

·            the manner of exercise;

·            the dates on which the right to exercise the warrants will commence and expire;

·            the manner in which the warrant agreement and warrants may be modified;

·            federal income tax consequences of holding or exercising the warrants;

·            the terms of the securities issuable upon exercise of the warrants; and

·            any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

·            the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

·            any provisions of the governing unit agreement;

·            the price or prices at which such units will be issued;

·            the applicable United States federal income tax considerations relating to the units;

·            any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

·            any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

·            to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

·            to correct or supplement any defective or inconsistent provision; or

·            to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

·            impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

·            reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

·            If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

·            If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

·            Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

·            Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

·            If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.  Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

                    , 2015

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful.  Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PROSPECTUS (Subject to Completion)	May 15, 2015

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

$25,000,000

Common Stock

We have entered into a certain Sales Agreement, or sales agreement, with Cowen and Company, LLC, or Cowen, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering amount of up to $25,000,000 from time to time through Cowen.

Our common stock is quoted on The NASDAQ Global Market, or the Exchange, under the symbol “OCRX.” The last reported sale price of our common stock on May 13, 2015 was $3.82 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Exchange, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See section titled “Plan of Distribution” on page 9 of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and as updated in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen and Company

The date of this prospectus is                , 2015.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and Cowen and Company, LLC (“Cowen”), has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

“Ocera,” the “Company,” “we,” “us,” “our” and similar names refer to Ocera Therapeutics, Inc. and its subsidiaries unless we state otherwise or the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information included in any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus on page 4 and in the documents incorporated by reference into this prospectus.

Our Company

Overview

We are a clinical-stage biopharmaceutical company focused on acute and chronic orphan liver diseases. Our initial focus is on the development and commercialization of a clinical candidate, OCR-002, for the treatment of hepatic encephalopathy, or HE. HE is a serious complication of liver cirrhosis, or liver failure, marked by mental changes including confusion, impaired motor skills, disorientation in time and space, and, in its more severe form, stupor, coma and even death. Although the exact cause of HE is not completely understood, there is growing evidence that elevated ammonia is a primary driver of HE, and that lowering ammonia may be beneficial to patients suffering from HE. Common causes of liver malfunction leading to elevated ammonia levels and HE include alcoholism, viral hepatitis and auto-immune diseases, nonalcoholic steatohepatitis, or NASH, as well as obesity, Type II diabetes, and acetaminophen overdose.

OCR-002 is a novel molecule, ornithine phenylacetate, which functions as an ammonia scavenger. In pre-clinical studies, OCR-002 significantly reduced arterial ammonia in an animal model of chronic liver disease and significantly reduced arterial ammonia, brain ammonia and intracranial pressure in a second animal model of acute liver failure. In 2012, we completed a Phase 1 pharmacokinetic and safety clinical trial of the intravenous form of OCR-002. A Phase 2a investigator-sponsored study in Spain tested OCR-002 in patients with upper gastrointestinal bleeding associated with liver cirrhosis. These patients tend to have elevated ammonia levels because they swallow blood, which produces more ammonia as it is digested. In the first part of this study, a 10-patient open label safety cohort, OCR-002 was shown to lower ammonia when administered as a continuous intravenous infusion of up to 10 grams per 24 hours. In February 2015, we announced the preliminary topline results of the second part of this study, which was a randomized, placebo-controlled cohort of 38 patients. The data showed that OCR-002 lowered ammonia by 19.6% over the first 12 hours, compared to 3.2% over the first 12 hours in the placebo group, but this difference did not reach statistical significance. A statistically significant difference in urinary excretion of ammonia, as measured by phenylacetylglutamine, or PAGN, the key ammonia elimination pathway for OCR-002, was observed and OCR-002 demonstrated a favorable safety profile and appeared to be well tolerated.

We are currently conducting a randomized, placebo-controlled double blind Phase 2b clinical trial to evaluate the safety and efficacy of intravenous administration of OCR-002 in reducing the severity of HE symptoms among hospitalized HE patients. In March 2015, an independent data monitoring committee, or DMC, conducted an interim analysis, reporting that the trial was not futile and that no drug related safety signals were observed. In addition, the DMC recommended that we continue the study and increase target enrollment from 140 patients to approximately 230 patients.  As a result of the DMC’s recommendation, we expect to complete trial enrollment in the second half of 2016. This expectation is based on an assumption that we continue to enroll at least 10 patients per month, which we have averaged in the first four months of 2015.  In addition, there is an investigator-sponsored Phase 2a clinical trial being conducted by the National Institute of Health, or NIH, to evaluate the safety of OCR-002 in patients with hyperammonemia and HE due to acute liver failure or injury.

We are also developing an oral form of OCR-002 with the goal to provide continuity of care for HE patients, where the intravenous form would be used for hospital-based acute care and the oral form for chronic maintenance care post discharge. We have conducted in vitro and in vivo formulation studies of several prototypes of an orally deliverable form of OCR-002.  We currently plan to initiate a Phase 1 clinical trial in the second half of 2015.

Our strategy is to focus clinical development activities on the intravenous form of OCR-002 to treat acute HE in hospitalized patients and on the oral form of OCR-002, which will be directed to chronic care of HE patients.  Based on third party analysis of

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Healthcare Cost and Utilization Project, or HCUP, and Medicare data, we estimate that there are approximately 120,000 patients with 175,000 hospitalizations for HE in the United States annually, and that this population is growing by about 5% per year.  Additional third-party data from Centers for Medicare and Medicaid Services (CMS) indicate that approximately 60% of patients suffering from HE are hospitalized for over five days. Utilizing this incidence data and a combination of third-party information and market research commissioned by us regarding pricing, we believe the combined annual market potential for intravenous and oral OCR-002 is approximately $1.5 billion in the United States alone.  If intravenous OCR-002 is able to reduce the duration of patient stays in hospital intensive care units, we believe it has an annual market potential of up to approximately $600 million and if the oral formulation can reduce the frequency of acute HE episodes, we believe it has an annual market potential of up to approximately $900 million. However, if any of our assumptions or estimates are incorrect, the actual annual market potential could be smaller.

OCR-002 has been granted orphan drug designation and Fast Track status by the U.S. Food and Drug Administration, or FDA, for the treatment of hyperammonemia and resultant HE in patients with acute liver failure and acute-on-chronic liver disease. Orphan drug designation is given to a drug candidate intended to treat a rare disease or condition that affects fewer than 200,000 individuals in the United States. OCR-002 has also been granted orphan drug designation in the European Union for the treatment of acute liver failure. Fast Track designation is available for certain new drug products if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. Fast Track designation does not change the standards for approval but may expedite the development or approval process.

In December 2008, we licensed rights to OCR-002 from UCL Business PLC, an entity affiliated with the University College London, or UCL, for the exclusive worldwide rights to develop and commercialize OCR-002 and related technologies for any use. The agreement was amended in July 2011 and February 2013. As consideration for the license, we paid an up-front fee of $1.0 million.  We may be required to make future milestone payments to UCL totaling up to $20.0 million upon the achievement of various milestones related to clinical and regulatory events for OCR-002. We may also be required to pay milestone payments totaling up to $35.0 million upon the achievement of various milestones related to future net sales of OCR-002. We are also obligated to pay tiered royalties in the low to mid-single digits on future net sales of the licensed product candidate.

We are building intellectual property protection of OCR-002. We have exclusively licensed from UCL one patent and one patent application in the United States, and fifteen patents and six pending patent applications in foreign jurisdictions (including granted patents in Europe, Japan, China and several other countries), related to OCR-002 composition-of-matter or use in the treatment of HE, all of which expire in 2025. In addition, we exclusively own three patents and one pending patent application in the United States, and five patents and fourteen pending patent applications in foreign jurisdictions (including a granted patent in China), that include specific drug substance patent claims, all of which expire in 2030.  We also co-own with UCL and have exclusively licensed from UCL one pending application in the United States, and five patents and fifteen pending applications in foreign jurisdictions (including granted patents in Europe and China), that include claims related to the use of OCR-002 for the treatment of portal hypertension, all of which expire in 2030.  We also hold exclusive rights to one patent and one pending application in the United States, and fifteen pending applications in foreign jurisdictions, for the manufacture of OCR-002, all of which expire in 2031.

We are developing OCR-002 and retain global rights to commercialization for both the intravenous and oral forms of the drug. We may seek partners to help us develop OCR-002, including the potential to partner product commercialization rights.

Corporate Information

We were incorporated under the laws of the State of Delaware in January 1998.  On July 15, 2013, Tranzyme, Inc., or Tranzyme, completed its merger, or the Merger, with Ocera Therapeutics, Inc., a privately held Delaware corporation, or Private Ocera, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, or the Merger Agreement, dated as of April 23, 2013, by and among Tranzyme, Private Ocera and Terrapin Acquisition, Inc., a wholly-owned subsidiary of Tranzyme, or Merger Subsidiary. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Private Ocera, with Private Ocera surviving the merger as a wholly-owned subsidiary of the combined company. In connection with the Merger, Private Ocera changed its name to Ocera Subsidiary, Inc. and the combined company changed its name from Tranzyme, Inc. to Ocera Therapeutics, Inc. Immediately prior to the Merger and in connection therewith, we effected a 12-for-1 reverse stock split of our common stock.

Our principal executive office is located at 525 University Avenue, Suite 610, Palo Alto, California, 94301, and our telephone number is (650) 475-0158. Our website address is www.ocerainc.com. We do not incorporate the information on or accessible through

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our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering amount of up to $25,000,000.

Common stock to be outstanding after this offering

Up to 26,291,864 shares, assuming sales at a price of $3.82 per share, which was the closing price on The NASDAQ Global Market on May 13, 2015. Actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page 9.

Use of proceeds

We currently intend to use the net proceeds from this offering primarily for general corporate purposes, including research and product development, such as funding our clinical development of OCR-002, moving our intravenous and oral formulations of OCR-002 towards commercialization. See “Use of Proceeds” on page 7 of this prospectus.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” on page 5 of this prospectus, and under similar headings in other documents incorporated by reference into this prospectus.

The NASDAQ Global Market Symbol	“OCRX”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 19,747,362 shares outstanding as of March 31, 2015. The number of shares outstanding as of March 31, 2015, as used throughout this prospectus, unless otherwise indicated, excludes:

·             2,041,185 shares of common stock issuable upon the exercise of stock options outstanding under our equity incentive plans at March 31, 2015 at a weighted-average exercise price of $8.00 per share;

·             932,535 shares of common stock issuable upon the exercise of warrants outstanding at March 31, 2015 at a weighted-average exercise price of $7.98 per share; and

·             387,627 shares of common stock available for future issuance under our equity incentive plans.

4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 13, 2015, which are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Additional Risks Related To This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 6,544,502 shares of our common stock are sold at a price of $3.82 per share, the last reported sale price of our common stock on The NASDAQ Global Market on May 13, 2015, for aggregate gross proceeds of $25,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $1.24 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2015 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to:

·                  our expectations related to the use of proceeds from this offering;

·                  the timing, design, implementation and success of our clinical trials for OCR-002;

·                  our ability to enroll patients, and the timing of enrollment, in our Phase 2b clinical trial of OCR-002;

·                  our ability to obtain U.S. and foreign regulatory approval for OCR-002 and the ability of OCR-002 to meet existing or future regulatory standards;

·                  the progress, timing and amount of expenses associated with our research, development and commercialization activities for OCR-002;

·                  our expectations regarding federal, state and foreign regulatory requirements;

·                  the therapeutic benefits, effectiveness and safety of OCR-002;

·                  the accuracy of our estimates of the size and characteristics of the markets that may be addressed by OCR-002;

·                  our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

·                  our intention to seek, and our ability to establish strategic collaborations or partnerships for the development or sale of OCR-002 and the effectiveness of such collaborations or partnerships;

·                  our expectations as to future financial performance, cash and expense levels and liquidity sources;

and other risks and uncertainties referenced under “Risk Factors” below and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein. You should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated herein or therein that include forward-looking statements.

6

USE OF PROCEEDS

We plan to use the net proceeds of this offering for general corporate purposes, including research and product development, such as funding our clinical development of OCR-002, moving our intravenous and oral formulations of OCR-002 towards commercialization, or the possible acquisition or licensing of new product candidates or technology which could result in other product candidates. The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including the status of our product development and clinical trial efforts, regulatory approvals, competition, marketing and sales activities and the market acceptance of any products introduced by us. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments, opportunities to acquire technologies or products and other factors. Pending application of the proceeds of sale of the securities, we intend to invest the net proceeds of the sale in short-term, investment-grade, interest-bearing instruments.

7

DILUTION

Our net tangible book value as of March 31, 2015 was approximately $43.8 million, or $2.22 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the full $25,000,000 of common stock that may be offered in this offering at an assumed offering price of $3.82 per share, which was the closing price of our common stock on The NASDAQ Global Market on May 13, 2015, and after deducting estimated offering commissions and expenses payable by us, our as-adjusted net tangible book value as of March 31, 2015 would have been approximately $67.8 million, or $2.58 per share of common stock. This represents an immediate increase in the net tangible book value of $0.36 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.24 per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed offering price per share	$3.82
Net tangible book value per share as of March 31, 2015	$2.22
Increase per share attributable to new investors	$0.36

As-adjusted net tangible book value per share after this offering	$2.58

Net dilution per share to new investors	$1.24

The table above assumes for illustrative purposes that an aggregate of 6,544,502 shares of our common stock are sold at a price of $3.82 per share, the last reported sale price of our common stock on The NASDAQ Global Market on May 13, 2015, for aggregate gross proceeds of $25,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.82 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $2.72 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.10 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.82 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $2.37 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.45 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

8

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Cowen and Company, LLC, or Cowen, under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time through Cowen acting as agent. Cowen may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act including sales made directly on or through the Exchange or any other existing trading market for the common stock in the United States or to or through a market maker. Cowen also may sell the common stock in negotiated transactions, subject to our prior approval.

Each time we wish to issue and sell common stock under the sales agreement, we will notify Cowen of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed Cowen, unless Cowen declines to accept the terms of this notice, Cowen has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Cowen under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

The settlement between us and Cowen is generally anticipated to occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of the Depository Trust Company, or by such other means as we and Cowen may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Cowen a commission equal to 3.0% of the gross proceeds we receive from the sales of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, Cowen may, and will with respect to sales effected in an “at the market-offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cowen with respect to certain civil liabilities, including liabilities under the Securities Act. In addition, we have agreed, under certain circumstances, to reimburse a portion of the expenses of Cowen in connection with this offering, not to exceed $50,000. We have also agreed to reimburse Cowen for its FINRA counsel fee of up to $10,000. We estimate that the total expenses for the offering, excluding compensation payable to Cowen under the terms of the sales agreement, will be approximately $250,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the issuance and sale of all of our common stock provided for in this prospectus, or (ii) termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See section titled “Where You Can Find Additional Information” below.

To the extent required by Regulation M, Cowen will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

9

LEGAL MATTERS

Goodwin Procter LLP, New York, New York has passed upon the validity of the securities offered by this prospectus. Cowen and Company, LLC is being represented in connection with this offering by LeClairRyan, A Professional Corporation, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

10

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We post on our public website (www.ocerainc.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You can find, copy and inspect information we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contained more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

·                  our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 13, 2015;

·                  our Quarterly Report on Form 10-Q for the quarter period ended March 31, 2015, filed on May 7, 2015;

·                  our Proxy Statement on Schedule 14A filed with the SEC on April 24, 2015;

·                  our Current Reports on Form 8-K filed on February 18, 2015, April 1, 2015, April 24, 2015 and May 4, 2015; and

·                  the description of our common stock contained in the Registration Statement on Form 8-A filed on April 1, 2011, and any further amendment or report filed thereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement.  Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:  Ocera Therapeutics, Inc., 525 University Avenue, Suite 610, Palo Alto, California 94301, or calling (650) 475-0158.

11

$25,000,000

Common Stock

PROSPECTUS

Cowen and Company

                                            , 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$17,430
FINRA filing fee	23,000
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer Agent fees and expenses	*
Printing and miscellaneous expenses	*
Total	$ *

* These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time

Item 15. Indemnification of Directors and Officers.

In accordance with Section 145 of the Delaware General Corporation Law, Article VII of our amended and restated certificate of incorporation provides that no director of Ocera shall be personally liable to Ocera or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Ocera or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our amended and restated certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article V of our amended and restated by-laws provides for indemnification by Ocera of its officers and certain non-officer employees under certain circumstances against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Ocera, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

In addition, we have entered into indemnification agreements with each of our directors. The indemnification agreements require, among other matters, that we indemnify our directors to the fullest extent permitted by law and advance to the director’s all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements and may cover directors under directors’ and officers’ liability insurance.

Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 15th day of May, 2015.

OCERA THERAPEUTICS, INC.

(Registrant)

Date: May 15, 2015	By:	/s/ Linda S. Grais, M.D.
Linda S. Grais, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Linda S. Grais, M.D. and Michael Byrnes, and each of them singly (with full power to each of them to act alone), as such person’s true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda S. Grais, M.D.	President and Chief Executive Officer	May 15, 2015
Linda S. Grais, M.D.	(Principal Executive Officer)

/s/ Michael Byrnes	Chief Financial Officer and Treasurer	May 15, 2015
Michael Byrnes	(Principal Financial and Accounting Officer)

/s/ Eckard Weber, M.D.	Chairman of the Board of Directors	May 15, 2015
Eckard Weber, M.D.

/s/ Jean-Paul Castaigne, M.D.	Director	May 15, 2015
Jean-Paul Castaigne, M.D.

/s/ Lars G. Ekman, M.D., Ph.D.	Director	May 15, 2015
Lars G. Ekman, M.D., Ph.D.

/s/ Steven P. James	Director	May 15, 2015
Steven P. James

/s/ Nina Kjellson	Director	May 15, 2015
Nina Kjellson

/s/ Michael Powell, Ph.D.	Director	May 15, 2015
Michael Powell, Ph.D.

/s/ Anne M. VanLent	Director	May 15, 2015
Anne M. VanLent

/s/ Wendell Wierenga, Ph.D.	Director	May 15, 2015
Wendell Wierenga, Ph.D.

EXHIBIT INDEX

Exhibit
No.	Description
1.1*	Form of Underwriting Agreement

1.2	Sales Agreement dated as of May 15, 2015 by and between the Company and Cowen and Company, LLC.

3.1

Form of Eighth Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).

3.2	Form of Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.1*	Form of indenture for senior debt securities and the related form of senior debt security.

4.2*	Form of indenture for subordinated debt securities and the related form of subordinated debt security.

4.3	Specimen Common Stock Certificate ((Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, as filed on July 15, 2013).

4.4

Registration Rights Agreement, dated as of April 23, 2013, by and among the Company and certain shareholders of Ocera Therapeutics, Inc. named therein (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed on April 29, 2013).

4.5

Registration Rights Agreement, dated as of November 5, 2013, by and among Ocera Therapeutics, Inc. and the Purchasers identified therein (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 7, 2013).

4.6*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate.

4.7*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder.

4.8*	Form of any unit agreement with respect to any unit issued hereunder.

5.1	Opinion of Goodwin Procter LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in Part II of this registration statement).

25.1**	Form T-1 Statement of Eligibility of Trustee for senior indenture under the Trust Indenture Act of 1939.

25.2**	Form T-1 Statement of Eligibility of Trustee for subordinated indenture under the Trust Indenture Act of 1939.

*                 To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**          To be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.